CONSENT OF LARRY D. LIBERFARB, P. C.

The undersigned, Larry D. Liberfarb, P. C., Certified Public Accountants, hereby consents to the use of the certified audit reports it prepared as of October 7, 2004, and the related statements of operations, members' equity and cash flows for the period from October 4, 2004 (date of inception) through October 7, 2004 for Prestiga Fund, LLC and the certified audit reports it prepared as of October 7, 2004, and the related statements of operations and cash flows for the period from October 1, 2004 (date of inception) through October 7, 2004 for its Corporate Managing Member, Prestiga Capital Management, Incorporated. The undersigned hereby further consents to inclusion of its name and the other information under the section "Experts" in the Form S-1 Registration Statement to be filed with the Securities and Exchange Commission and the states to be selected by the Managing Member.

The Undersigned hereby certifies (i) that it furnished the statements and information set forth in the Prospectus related to it, (ii) that such statements and information are accurate, complete and fully responsive to the disclosure requirements of its background, authority to audit financial results and certify those results as certified public accountants and the information required to be supplied in the Prospectus thereto, and (iii) that it has not omitted any information required to be stated therein with respect to it or the financial results it prepared which are necessary to make the statements and information therein not misleading.


                                          /s/ Larry D. Liberfarb
                                          Larry D. Liberfarb, P. C.





Larry D. Liberfarb, P. C.
11 Vanderbilt Avenue, Suite 220
Norwood, MA 02062

781-255-8800

Date: October 7, 2004